EXHIBIT 19(b)

SECOND AMENDMENT TO LOAN AGREEMENT

   THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of the 25th day of October 2002, by and among LABARGE, INC., a Delaware corporation (the "Company"), LABARGE PROPERTIES, INC., a Missouri corporation ("LaBarge Properties"), and U.S. BANK NATIONAL ASSOCIATION ("Lender").

WITNESSETH:

   WHEREAS, the Company, LaBarge Properties and Lender have heretofore entered into that certain Loan Agreement dated as of March 12, 2002, as amended by that certain First Amendment to Loan Agreement dated as of June 10, 2002 (as so amended, the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

WHEREAS, the Company, LaBarge Properties and Lender desire to amend the Loan Agreement in the manner hereinafter set forth;

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Section 5.01(o)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

   "(i)   Minimum Consolidated EBITDA. The Company will have a Consolidated EBITDA of at least (A) $6,500,000.00 during the four (4) consecutive fiscal quarter period of the Company ending December 29, 2002, (B) $7,000,000.00 during the four (4) consecutive fiscal quarter period of the Company ending March 30, 2003, and (C) $8,500,000.00 during each four (4) consecutive fiscal quarter period of the Company ending on or after June 29, 2003. "

   2.   Pursuant to the request of the Borrowers, Lender hereby waives the existing Event of Default under the Loan Agreement caused solely by the Company's not having a Consolidated EBITDA of at least $8,500,000.00 during the four (4) consecutive fiscal quarter period of the Company ended September 29, 2002, as required by Section 5.01(o)(i) of the Loan Agreement. This paragraph is not and shall not be construed as (a) a waiver of any of the other terms, provisions, conditions or covenants contained in the Loan Agreement or of any other Default or Event of Default, if any, existing under the Loan Agreement as of the date hereof or (b) a commitment on the part of Lender to waive any future Default or Event of Default under the Loan Agreement resulting from any subsequent violation of Section 5.01(o)(i) of the Loan Agreement or any other future Default or Event of Default under the Loan Agreement.

   3.   The Company and LaBarge Properties hereby jointly and severally agree to reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of the existing credit facilities from Lender to the Company and/or LaBarge Properties (collectively, the "Loan Documents"). The Company and LaBarge Properties further jointly and severally agree to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of the Loan Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of the Company and LaBarge Properties under this paragraph shall survive the payment of the Company's Obligations and the LaBarge Properties' Obligations and the termination of the Loan Agreement.

4. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

   5.   Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

   6.   This Amendment shall be binding upon and inure to the benefit of the Company, LaBarge Properties and Lender and their respective successors and assigns, except that neither the Company nor LaBarge Properties may assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

7. Each of the Company and LaBarge Properties hereby represents and warrants to Lender that:

   (a)   the execution, delivery and performance by the Company and LaBarge Properties of this Amendment are within the corporate powers of each of the Company and LaBarge Properties, have been duly authorized by all necessary corporate action on the part of each of the Company and LaBarge Properties and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

   (b)   the execution, delivery and performance by the Company and LaBarge Properties of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of the Company and/or LaBarge Properties, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which the Company and/or LaBarge Properties is a party or by which the Company and/or LaBarge Properties or any Property of the Company and/or LaBarge Properties is bound or to which the Company and/or LaBarge Properties or any Property of the Company and/or LaBarge Properties is subject;

   (c)   this Amendment has been duly executed and delivered by each of the Company and LaBarge Properties, constitutes the legal, valid and binding obligation of each of the Company and LaBarge Properties and is enforceable against each of the Company and LaBarge Properties in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

   (d)   all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in the Loan Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment and after giving effect to this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

8. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

9. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

   10.   ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY, LABARGE PROPERTIES AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE COMPANY, LABARGE PROPERTIES AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG THE COMPANY, LABARGE PROPERTIES AND LENDER, EXCEPT AS THE COMPANY, LABARGE PROPERTIES AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

11. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

(a) this Amendment, duly executed by the Company and LaBarge Properties;

(b) a copy of resolutions of the Board of Directors of the Company, duly adopted, which authorize the execution, delivery and performance of this Amendment;

(c) a copy of resolutions of the Board of Directors of LaBarge Properties, duly adopted, which authorize the execution, delivery and performance of this Amendment;

(d) an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of all of the officers of the Company executing this Amendment;

   (e)   an incumbency certificate, executed by the Secretary of LaBarge Properties, which shall identify by name and title and bear the signatures of all of the officers of LaBarge Properties executing this Amendment;

(f) certificates of corporate good standing of the Company issued by the Secretaries of States of the States of Delaware and Missouri;

(g) a certificate of corporate good standing of LaBarge Properties issued by the Secretary of State of the State of Missouri;

(h) a Consent of Guarantor in form and substance satisfactory to Lender, duly executed by the Company; and

(i) a Consent of Guarantors in form and substance satisfactory to Lender, duly executed by each Guarantor Subsidiary.

IN WITNESS WHEREOF, the Company, LaBarge Properties and Lender have executed this Second Amendment to Loan Agreement as of the 25th day of October 2002.

LABARGE, INC.

/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President and Chief Financial Officer

LABARGE PROPERTIES, INC.

/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

/s/Thomas S. Sherman
By: Thomas S. Sherman
Title: Vice President

CONSENT OF GUARANTOR

   The undersigned hereby consents to the terms, provisions and conditions contained in that certain Second Amendment to Loan Agreement dated as of October 25, 2002, by and among LaBarge, Inc. (the "Company"), LaBarge Properties, Inc. ("LaBarge Properties") and U.S. Bank National Association ("Lender") (the "Second Amendment to Loan Agreement"). The undersigned hereby acknowledges and agrees that (a) the execution and delivery of the Second Amendment to Loan Agreement by the Company and LaBarge Properties to Lender will not adversely affect or impair any of its obligations to Lender under that certain Guaranty dated as of March 12, 2002, and executed by the undersigned in favor of Lender with respect to the indebtedness of LaBarge Properties to Lender (the "Guaranty"), (b) payment of all of the "LaBarge Properties' Obligations" (as defined in that certain Loan Agreement dated as of March 12, 2002, by and among the Company, LaBarge Properties and Lender, as amended by that certain First Amendment to Loan Agreement dated as of June 10, 2001, and by the Second Amendment to Loan Agreement and as the same may from time to time be further amended, modified, extended, renewed or restated) is guaranteed to Lender by the undersigned pursuant to the terms of the Guaranty and (c) the Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

Executed as of the 25th day of October 2002.

LABARGE, INC., Guarantor

/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President and Chief Financial Officer

CONSENT OF GUARANTORS

   Each of the undersigned hereby consents to the terms, provisions and conditions contained in that certain Second Amendment to Loan Agreement dated as of October 25, 2002, by and among LaBarge, Inc. (the "Company"), LaBarge Properties, Inc. ("LaBarge Properties") and U.S. Bank National Association ("Lender") (the "Second Amendment to Loan Agreement"). Each of the undersigned hereby acknowledges and agrees that (a) the execution and delivery of the Second Amendment to Loan Agreement by the Company and LaBarge Properties to Lender will not adversely affect or impair any of its obligations to Lender under that certain Guaranty dated as of March 12, 2002, and executed by the undersigned in favor of Lender with respect to the indebtedness of the Company to Lender (the "Guaranty"), (b) payment of all of the "Company's Obligations" (as defined in that certain Loan Agreement dated as of March 12, 2002, by and among the Company, LaBarge Properties and Lender, as amended by that certain First Amendment to Loan Agreement dated as of June 10, 2001, and by the Second Amendment to Loan Agreement and as the same may from time to time be further amended, modified, extended, renewed or restated) is guaranteed to Lender by the undersigned pursuant to the terms of the Guaranty and (c) the Guaranty is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

Executed as of the 25th day of October 2002.

LABARGE WIRELESS, INC., Guarantor

/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President

LABARGE/STC, INC., Guarantor

/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President

LABARGE -- OCS, INC., Guarantor

/s/Donald H. Nonnenkamp
By: Donald H. Nonnenkamp
Title: Vice President